Exhibit 10.1

MOLSON COORS BREWING COMPANY

DIRECTORS’ STOCK PLAN
UNDER THE
MOLSON COORS BREWING COMPANY
INCENTIVE COMPENSATION PLAN

* * * * *

SUMMARY DESCRIPTION

MOLSON COORS BREWING COMPANY
DIRECTORS’ STOCK PLAN DOCUMENT

PARTICIPATION AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES REGISTERED UNDER THE
SECURITIES ACT OF 1933.

THIS SUMMARY DESCRIPTION DESCRIBES THE PLAN
AS ADOPTED ON JULY 26, 2006

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MOLSON COORS BREWING COMPANY

DIRECTORS’ STOCK PLAN

Summary Description

INTRODUCTION

The purpose of this Summary Description is to provide general information about the Directors’ Stock Plan.  Participation in the Directors’ Stock Plan constitutes a Nonemployee Director award under the Molson Coors Brewing Company Incentive Compensation Plan.  A copy of the Directors’ Stock Plan (referred to as the “Plan”) is attached hereto as Exhibit A.  Copies of the Incentive Compensation Plan have been previously made available to the directors.

The Global Chief People Officer of Molson Coors Brewing Company (“MCBC”) serves as Administrator of the Plan (the “Administrator”).  The Administrator is authorized to interpret the Plan, to prescribe and modify its rules and procedures and to make all other determinations necessary in its administration.

PURPOSE OF THE PLAN

The purpose of the Plan is to further encourage stock ownership by the non-employee directors of MCBC by enabling them to choose to receive all or one-half of their annual cash retainer payments in the form of shares of MCBC Common Stock (“Common Stock”) or Deferred Stock Units (“DSUs”).

ELIGIBILITY FOR PARTICIPATION

The Plan is open to all non-employee MCBC directors, other than the Chairman and Vice Chairman.

ELECTION TO PARTICIPATE

In order to participate in the Plan, an eligible director must complete a Participation Agreement.  The Plan is administered on a calendar year basis, although the initial year is a short year, commencing July 26, 2006, and ending December 31, 2006.  A director who chooses to receive his or her cash retainer for the upcoming year in Common Stock or DSUs may do so by filing a Participation Agreement no later than November 30th (or such later date as the Administrator determines) prior to that year.  For the initial short year, the Participation Agreement must be returned to the Administrator by August 25, 2006, and will apply to retainer payments made after that date.  Individuals may file a Participation Agreement within 30 days of first joining the Board as a non-employee director and such Agreement will apply to retainer payments made after that date.  Directors electing DSUs should also complete a Beneficiary Designation.  Once made, an election to receive cash retainer payments in Common Stock or DSUs is irrevocable for the year to which it applies.  A new Participation Agreement must be completed and filed for each new year, unless the Administrator determines that existing agreements will carryover to a subsequent year.

The Participation Agreement and Beneficiary Designation forms are attached to this Summary Description as Exhibit B.

CASH RETAINERS PAID IN COMMON STOCK

All (100%) or one-half (50%) of the cash retainer payable to a director who elects to participate in the Plan will be paid in shares of MCBC Common Stock.  For this purpose, the cash retainer is the fixed amount payable to a director by reason of his or her being a member of the board of directors of MCBC and any committee thereof, including amounts payable due to chairmanship of the board or a committee, but exclusive of amounts payable on a per meeting basis.

The number of shares of Common Stock to be issued will be determined by dividing the cash retainer payment due (either 100% or 50% of the cash payment, depending on the director’s election) by the fair market value (“FMV”) of the Common Stock on that date as determined under the MCBC Incentive Compensation Plan.  Per the Incentive Compensation Plan, FMV is equal to the average of that day’s high and low price as reported by the New York Stock Exchange.  The shares of Common Stock will be issued to a brokerage account established for the director by MCBC to facilitate administration of awards under the Incentive Compensation Plan.  These accounts are currently maintained with Fidelity and Solium.

DEFERRAL

If a director has chosen to defer receipt of Common Stock by electing DSUs, then instead of issuing the shares, MCBC will maintain on its books DSUs representing an obligation to issue shares of Common Stock to the director.  The number of DSUs credited will be equal to the number of shares that would have been issued but for the deferral election.

Because DSUs represent a right to receive Common Stock in the future, and not actual shares, there are no voting rights associated with them, or dividends credited or paid with respect to them. In the event of an adjustment in MCBC’s capitalization, appropriate adjustments will be made to the DSUs.

ISSUANCE OF SHARES FOR DSUs

The shares of Common Stock represented by the DSUs will be issued upon a director’s termination as a member of the Board.  The shares will be issued in a single payout, generally within thirty days after the director’s board service terminates.  The shares will be issued to the director’s brokerage account.

TAXES

The following discussion addresses the U.S. and Canadian federal income tax consequences of participation in the Plan, based upon current laws, rulings and regulations.  Tax considerations under state, provincial, local or other foreign laws, or laws pertaining to taxes other than income taxes, are not addressed.  Directors should consult their own tax advisor with regard to participation in the Plan.

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Cash Retainer Paid in Stock.  The FMV of the shares of Common Stock is taxed as ordinary income in the year received.  Accordingly, if a director elects to receive Common Stock currently, he or she will be taxed currently on the value of the shares on the date issued to the director, as if such value had been paid in cash.  MCBC will be entitled to a tax deduction equal to the amount of ordinary income recognized.

Deferral.  If a director elects to defer receipt of the Common Stock by electing DSUs, he or she will not be taxed currently, but instead will be taxed at the time in the future when the shares of Common Stock are issued.  At that time, the director will recognize ordinary income equal to the then value of the shares received.  MCBC will be entitled to a tax deduction equal to the amount of ordinary income recognized.

OTHER INFORMATION

1.                                       Plan Document Governs the Plan - This Summary Description has been prepared to provide a better understanding of the benefits and features of the Plan.  The benefits and rights under the Plan are at all times governed by the text of the Plan document.  Such document is in no way altered or modified by the contents of this Summary Description.

2.                                       Amendment or Termination of the Plan - MCBC reserves the right to amend or terminate the Plan, in whole or in part, at any time its sole discretion.  No amendment or termination of the Plan can eliminate benefits accrued to the date of such amendment or termination.

3.                                       Plan Administration - Discretion with respect to the determination of benefits under the Plan has been reserved to the Administrator.

4.                                       Available Information - MCBC has filed a Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Securities Act”) with respect to the shares of Common Stock which may be issued under the Incentive Compensation Plan.  Pursuant to the rules of the SEC, this Summary Description does not contain all of the information set forth in the Registration Statement and exhibits thereto, to which reference is made.

MCBC will provide, without charge, to each person to whom this Summary Description is delivered, upon written or oral request of such person, a copy of any and all of the following documents which have been incorporated by reference into the Registration Statement:

-                                            MCBC’s latest Annual Report on Form 10-K filed with the SEC.

-                                            All quarterly and other reports filed by MCBC with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

-                                            The description of the Company’s Common Stock contained in applicable registration statements and other reports filed by MCBC with the SEC under Section 12 of the Exchange Act.

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In addition, a copy of MCBC’s most recent Annual Report to Stockholders accompanies this Summary Description or has been furnished previously.  MCBC will provide to each director who has received this Summary Description copies of all reports, proxy statements and other communications distributed to its stockholders generally.  In the event a recipient of this Summary Description misplaces any such documents, another will be furnished, without charge, upon written request.  Requests for copies of any of the documents referred to above, or any questions regarding the Plan or its administration, should be directed to the office of the Global Chief People Officer, Molson Coors Brewing Company, 1225 17th Street, Suite 3200, Denver, CO 80202 (telephone:  (303) 277-2255).

5.                                       Resale of Shares - The Plan does not apply any specific restrictions on the resale of shares of Common Stock issued to directors under the Plan.  However, the Securities Act and Exchange Act may impose certain limitations on such resale.

Under the Securities Act, all directors of MCBC may be deemed to be “affiliates” for purposes of the Securities Act.  Sales of Common Stock by such persons may be deemed to be sales of Common Stock by MCBC.  Rule 144, promulgated under the Securities Act, sets forth “safe harbor” procedures for affiliates to sell shares yet not have the sale be deemed a distribution of Common Stock on behalf of MCBC.  Rule 144 restricts the number of shares of Common Stock which may be sold by an affiliate during any 90-day period, designates a manner of sale and requires the filing of a notice of proposed sale with the SEC. Any affiliates should consult with a qualified legal advisor regarding his or her own situation before making any resales of Common Stock issued pursuant to the Plan.

Section 16(b) of the Exchange Act provides that, in certain circumstances, the profit realized by a director on the purchase and sale, or sale and purchase, of Common Stock within a six-month time frame, is recoverable by MCBC from the affiliate if it is a prohibited “short-swing profit”.  Accordingly, directors should review the implications of the “short-swing profit” prohibitions prior to disposing of any shares of Common Stock received under the Plan.

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EXHIBIT A

MOLSON COORS BREWING COMPANY
DIRECTORS’ STOCK PLAN

1.                                       Establishment; Purpose.  Molson Coors Brewing Company (“MCBC”) establishes this Molson Coors Brewing Company Directors’ Stock Plan (the “Plan”) as a Non-Employee Director award under the Company’s Incentive Compensation Plan and shall be subject to the terms and provisions thereof.  This plan shall be administered by the Global Chief People Officer of MCBC (the “Administrator”).  The purpose of the Plan is to provide an incentive to certain MCBC directors who are not employees of MCBC to own additional shares of Common Stock of MCBC (“Common Stock”), thereby aligning their interests more closely with the interests of the stockholders of MCBC.  This Plan shall be effective July 26, 2006.

2.                                       Election to Participate.  Any director of MCBC who is not an employee of MCBC or any of its subsidiaries may elect to participate in the Plan by filing an election with the Administrator.  Notwithstanding the foregoing, neither the Chairman nor Vice Chairman of the Board shall be eligible to participate in the Plan.  Elections to participate shall apply to the calendar year commencing after the date the election is filed; provided that the period commencing July 26, 2006, and ending on December 31, 2006, shall be the initial year for the Plan.  Once an election has been filed with the Administrator, the director shall participate in the Plan for the entire year for which he or she has elected to participate and to the extent provided by the Administrator, for all subsequent years until the director timely files a new election for such subsequent year.  To be effective, any election under this paragraph 2 must be filed by the November 30th (or such other date established by the Administrator) preceding the year it is to take effect, provided elections for the initial year shall be filed by August 25, 2006, and shall apply to cash retainer amounts payable after that date.  An individual who first becomes an eligible director during a year may elect to participate for the remainder of such year by filing an election within 30 days of becoming eligible, provided such election shall apply to cash retainer amounts payable after the election is filed.

3.                                       Cash Retainer Paid in Stock.  Commencing as of the first day of the year a director elects to participate, all or 50% (as elected) of the cash retainer amount payable to the director shall be paid in shares of Common Stock until the director shall cease to serve as a member of the MCBC board of directors or until a subsequent year in which the director shall file a timely new election, whichever first occurs.  Cash retainers for this purpose shall be the fixed amount payable to a director by reason of his or her being a member of the board of directors of MCBC and any committee thereof, including amounts payable due to chairmanship of the board or a committee, but exclusive of amounts payable on a per meeting basis.  The number of shares of Common Stock to be paid to a director shall be computed by dividing the cash retainer amount payable to the director on a given date by the fair market value of one share of Common Stock on that date as determined under the MCBC Incentive Compensation Plan.  Fair market value as of any date means the average of that day’s high and low price as reported by the New York Stock Exchange.

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Shares paid to a director shall be issued as promptly as practicable as the Administrator shall determine.

4.                                       Deferred Stock Units.  Directors who participate in the Plan may elect to defer receipt of their shares of Common Stock otherwise payable under the Plan and, in lieu thereof, MCBC shall maintain on its books deferred stock units (“DSUs”) representing an obligation to issue shares of Common Stock.  DSUs shall be credited to the director at the time and in the amount that shares of Common Stock would otherwise have been paid in the absence of an election to defer.  Upon the termination of service as a director, MCBC shall pay to the director in a lump sum one share of Common Stock for each DSU.

5.                                       Shares.  Shares paid to directors under the Plan shall be paid with newly issued shares of Common Stock of MCBC, or treasury shares of Common Stock held by MCBC.  No fractional shares shall be issued.  Whenever the computation of the number of shares to be paid results in a fractional amount of one-half or greater, such amount shall be rounded up to the next greater whole number of shares and in all other cases such amount shall be rounded down to the next lower whole number of shares.

6.                                       Adjustment in Capitalization.  In the event that any change in the outstanding shares of Common Stock occurs by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, share exchange or similar corporate change, the number of shares of Common Stock which may be issued under this Plan shall be appropriately adjusted.

7.                                       Nonassignment.  Neither a director nor his or her duly designated beneficiary shall have any right to assign, transfer, pledge or otherwise convey the right to receive any Common Stock or DSUs hereunder, and any such attempted assignment, transfer, other conveyance shall not be recognized by MCBC.

8.                                       Designation of Beneficiary.  A director may designate a beneficiary which is to receive any unpaid Common Stock or Common Stock payable with respect to DSUs credited at the director’s death.  Such designation shall be effective by filing a written notification with the Administrator and may be changed from time to time by similar action.  If no such designation is made by a director, any such balance shall be paid to the director’s surviving spouse, and in the absence of a surviving spouse, to the director’s estate.

9.                                       Administrator.  The Administrator shall establish the procedures and maintain all books and records in connection with the Plan.

10.                                 Amendment.  The Plan may be amended or terminated at any time by action of the Board of Directors of MCBC, but no amendment shall adversely affect a director’s rights with respect to cash retainer payments earned but not yet paid in Common Stock or any DSUs without the director’s written consent.

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EXHIBIT B

MOLSON COORS BREWING COMPANY

DIRECTORS’ STOCK PLAN PARTICIPATION AGREEMENT

ELECTION TO PARTICIPATE - 2006

Agreement made as of the date set forth below by and between the undersigned director and Molson Coors Brewing Company.

This agreement is subject to all of the terms of Molson Coors Brewing Company Directors’ Stock Plan (the “Plan”), receipt of which is hereby acknowledged.  By signing this agreement, I elect to participate in the Plan for the remainder of 2006.  I understand that I may not change my election to receive Common Stock or Deferred Stock Units (“DSUs”) in lieu of my cash retainer until a subsequent year for which I will be required to file a new Participation Agreement.

	☐	Shares: I elect to have 100%_____ or 50%______ of each of my cash retainer payments paid in shares of Common Stock.

OR

☐

DSUs:  I elect to have 100%_____ or 50%______ of each of my cash retainer payments converted into DSUs under the Plan.  I understand that I will receive payment of such DSUs in the form of shares of Common Stock within thirty days after I cease to be a director of Molson Coors Brewing Company or any successor.

DECLINE PARTICIPATION

☐	I do not wish to participate in the Molson Coors Brewing Company Directors’ Stock Plan during 2006.

Your Signature	Date

Print Name	Social Security No.*

*May not be applicable in certain cases.

Please do not complete this section.  Molson Coors Brewing Company agrees to be bound by the terms of the Plan and this Agreement.

By:	Date:

MOLSON COORS BREWING COMPANY	BENEFICIARY DESIGNATION*

DIRECTORS’ STOCK PLAN

NAME:
(Please Print) Last Name, First Name, Middle Initial

ADDRESS
(City, State, Zip Code)

SOCIAL SECURITY NO.:

I hereby designate the following to receive from the Molson Coors Brewing Company Directors’ Stock Plan amounts payable by reason of my death:

Beneficiary Designation (see sample sheet)

Information Concerning Primary Beneficiary

Street Address	Social Security Number

City, State, Zip Code	Date of Birth

Information Concerning Contingent Beneficiary

(If more than one contingent beneficiary is selected, attach a page with information on additional beneficiaries.)

*Eligible directors who are residents in the Province of Quebec are advised that the designation of a beneficiary for purposes of the Plan may be ineffective unless such designation is also contained in their will.  We encourage such directors to obtain independent legal advice in this regard, in order to ensure that their intended beneficiary designation is validly implemented.

If I have no Beneficiary Designation in effect, amounts payable by reason of my death shall be paid pursuant to the provisions in the Plan.

This designation is intended to replace all prior designations made by me for such amounts.  I reserve the right to change any beneficiary named herein by properly completing and delivering to the Administrator a new Beneficiary Designation.  I will promptly notify the Administrator of any change in the name or address of a beneficiary.

Signature of Director	Director’s Social Security Number

Date

SAMPLE BENEFICIARY DESIGNATIONS

Estate	My executors or administrators.

One Beneficiary	MARGARET H. ROE, wife.

One Beneficiary; Unnamed Children as Contingents	My wife, MARGARET H. ROE, if living at my death; if not then living, in equal shares to such of my children as shall be living.

One Beneficiary; Unnamed Children and Their Children as Contingents (per Stirpes)	My wife, MARGARET H. ROE, if living at my death; if not then living, in equal shares to my children who may then be living and to the then living children of any deceased child of mine, per stirpes.

One Beneficiary; Estate as Contingent	My wife, MARGARET H. ROE, if living at my death; if not then living, to my executors or administrators.

One Beneficiary; One Contingent	My wife, MARGARET H. ROE, if living at my death, if not then living, to my son, JOHN ROE.

One Beneficiary; Two Contingents	My wife, MARGARET H. ROE, if living at my death; if not then living, in equal shares to such of my parents, NANCY ROE and JAMES ROE, as shall then be living.

Three or More Beneficiaries; One Contingent	In equal shares to such of my children, JOHN ROE, HAROLD ROE, AND KATHERINE ROE, as shall be living at my death; should none then be living, to my wife, MARGARET H. ROE.

Unnamed Children; Two Contingents	In equal shares to such of my children as shall be living at my death; should none then be living, in equal shares to such of my parents, NANCY ROE and JAMES ROE, as shall then be living.

Unequal Shares: Show the Amount to be Paid to Each Beneficiary as a Fraction and Not as a Specific Amount	2/3 to my wife, MARGARET H. ROE, if living at my death; if not then living, to my son JOHN ROE; and the remaining 1/3 to said son at my death, and if not then living to said wife.

Bank as Trustee	The First National Bank, Denver, Colorado, as Trustee under Trust Agreement dated May 1, 1996.*

One Individual as Trustee	John Doe as Trustee under Trust Agreement dated May 1, 1996.*

One Individual and Bank as Trustees	John Doe and The First National Bank, Denver, Colorado, as Trustees under Trust Agreement dated May 1, 1996.*

Three Individuals as Trustees	John Doe, Richard Doe, and William White as Trustees under Trust Agreement dated May 1, 1996.*

	*Note:	Title of trust may be changed to Deed of Trust, Declaration of Trust, Indenture of Trust, Trust Indenture or similar title, as appropriate.